Exhibit 10.10

THIS AGREEMENT is made on 8 October 2009

BETWEEN

(1)                         MGT CAPITAL INVESTMENTS LIMITED incorporated and registered in England and Wales with company number 07034382 whose registered office is at 66 Hammersmith Road, London, W14 8UD (the “Lender”); and

(2)                         MONEYGATE GROUP LIMITED (Company registered number 06599555) whose registered office is at 1 The Bulrushes, Woodstock Way, Boldon Business Park, Boldon Colliery, Tyne & Wear N35 9PF (the “Borrower”).

RECITALS

The Lender has agreed to lend to the Borrower and the Borrower has agreed to accept a working capital loan in the sum of £250,000 on the terms and subject to the conditions hereinafter appearing.

1.                              DEFINITIONS AND INTERPRETATION

In this Agreement unless the context otherwise requires:

“Effective Date”	means the date of this agreement

“Loan”	means the sum of £250,000 owed by the Borrower to the Lender from time to time pursuant to this Agreement;

“Borrower’s Bank Account”	The bank account of the Borrower details of which are; Lloyds Banking Group, Grey Street Branch, Newcastle Upon Tyne Account Number: 00261632 Sort Code: 30-93-71

“Purpose”	means working capital for the Borrower in

connection with its business

“Term”	means 12 months from the Effective Date

2.                                                      PURPOSE OF LOAN

Subject to the terms of this Agreement the Lender will within 2 days of the Effective Date pay the Loan into the Borrower’s Bank Account in connection with the Purpose.

3.                                                      CONDITIONS PRECEDENT

The Borrower shall not make any payments of more than £50,000 as one payment at any time from the Loan without the prior written consent of MGT, such consent not to be unreasonably withheld.

4.                                                      REPAYMENT

The Borrower shall repay the Loan to the Lender in full at the end of the Term or such other period as may be agreed between the parties in writing.

5.                                                      INTEREST

5.1                                               The Borrower shall not pay interest to the Lender on the amount of the Loan

5.2                                               In the event of default by the Borrower in the payment of any sum due pursuant to this Agreement on the due date for payment the Borrower shall pay interest on that sum from the due date for such payment until actual payment (whether before or after judgment) at the rate of 7% per annum payable to the Lender.

6.                                                      SECURITY

The Loan shall be secured.

7.                  WAIVER

Time shall be of the essence in respect of the Borrower’s obligations under or in respect of the Loan but no failure by the Lender to exercise, or delay by the Lender in exercising, any right or remedy under or in respect of this Agreement shall operate as a waiver of it, nor shall any single partial or defective exercise by the Lender of any such or remedy preclude any other or further exercise of that or any other right or remedy.

8.                                                      LAW

This Agreement shall be governed and construed in accordance with by English law and the parties hereto submit to the exclusive jurisdiction of the English courts in connection with any dispute related to or connected with this Agreement.

/s/ Tim Paterson-Brown
For and on behalf of
MGT CAPITAL INVESTMENTS LIMITED

/s/ Dennis Reed
For and on behalf of MONEYGATE GROUP LIMITED